Exhibit 10.1
Execution Version

Federated Hermes, Inc.

$350,000,000 3.29% Senior Notes due March 17, 2032

______________

Note Purchase Agreement

______________

Dated March 17, 2022
Note Purchase Agreement – Federated Hermes

Table of Contents
Section    Heading    Page

Schedule A    —        Defined Terms

Schedule 1    —        Form of 3.29% Senior Note due March 17, 2032

Schedule 2.2    —        Initial Subsidiary Guarantors

Schedule 4.4(a)(i)    —    Form of Opinion of Special Counsel for the Note Parties

Schedule 4.4(a)(ii)    —    Form of Opinion of Special Massachusetts Counsel for the Note Parties

Schedule 4.4(b) —        Form of Opinion of Special Counsel for the Purchasers

Schedule 5.3    —        Disclosure Materials

Schedule 5.4    —        Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5    —        Financial Statements

Schedule 5.15    —        Existing Indebtedness

Schedule 10.6    —        Existing Liens

Exhibit 4.11    —        Form of Subsidiary Guaranty

Purchaser Schedule    —    Information Relating to Purchasers

Federated Hermes, Inc.
Federated Hermes Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

$350,000,000 3.29% Senior Notes due March 17, 2032

March 17, 2022

To Each of the Purchasers Listed in
    the Purchaser Schedule Hereto:
Ladies and Gentlemen:
Federated Hermes, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the “Company”), agrees with each of the Purchasers as follows:
Section 1.    Authorization of Notes.
The Company will authorize the issue and sale of $350,000,000 aggregate principal amount of its 3.29% Senior Notes due March 17, 2032 (the “Notes”). The Notes shall be substantially in the form set out in Schedule 1. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern.
Section 2.    Sale and Purchase of Notes.
    Section 2.1.    The Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.
    Section 2.2.    Subsidiary Guaranty.
    (a)    The payment by the Company of all amounts due on the Notes and all of its other obligations under this Agreement may from time to time be absolutely and unconditionally guaranteed by the entities identified on Schedule 2.2 (the “Initial Subsidiary Guarantors” and together with any additional Subsidiary who delivers a guaranty pursuant to Section 9.7, the “Subsidiary Guarantors”) pursuant to and subject to the terms of the guaranty agreement

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substantially in the form of Exhibit 4.11 attached hereto and made a part hereof (as the same may be amended, modified, joined, extended, renewed or supplemented, the “Subsidiary Guaranty”).
    (b)    If at any time prior to the date of the Closing, there shall be any required change in Schedule 2.2 by operation of Section 9.7, such change shall be disclosed to the Purchasers in writing and shall be incorporated into such Schedule 2.2 by reference without any further action, documentation or modification of this Agreement on the part of the Company or the Purchasers.
Section 3.    Closing.
The execution and delivery of this Agreement and the sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 320 S. Canal Street, Chicago, IL 60606, at 8:00 a.m. Chicago time, at a closing (the “Closing”) on March 17, 2022. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note to be purchased (or such greater number of Notes in denominations of at least $500,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company in accordance with the funding instructions delivered pursuant to Section 4.10. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.
Section 4.    Conditions to Closing.
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:
    Section 4.1.    Representations and Warranties. The representations and warranties of each Note Party in this Agreement and the other Note Documents to which it is a party shall be correct when made and at the Closing.
    Section 4.2.    Performance; No Default. Each Note Party shall have performed and complied with all agreements and conditions contained in this Agreement and the other Note Documents to which it is a party required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Change of Control, Default or Event of Default shall have occurred and be continuing.

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    Section 4.3.    Compliance Certificates.
    (a)    Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.
    (b)    Secretary’s Certificate. Each Note Party shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and any other Note Documents to which it is a party and (ii) each Note Party’s organizational documents as then in effect.
    Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing, (a) from (i) Faegre Drinker Biddle & Reath LLP, counsel for the Note Parties, and (ii) K&L Gates, special Massachusetts counsel for the Note Parties, covering the matters set forth in Schedule 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
    Section 4.5.    Purchase Permitted By Applicable Law, Etc. On the date of the Closing, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
    Section 4.6.    Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule.
    Section 4.7.    Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the date of the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the date of the Closing.

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    Section 4.8.    Private Placement Number. A Private Placement Number issued by the PPN CUSIP Unit of CUSIP Global Services (in cooperation with the SVO) shall have been obtained for the Notes.
    Section 4.9.    Changes in Corporate Structure. No Note Party shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
    Section 4.10.    Funding Instructions. At least five Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number, (c) the account name and number into which the purchase price for the Notes is to be deposited, which account shall be fully opened and able to receive micro deposits in accordance with this Section at least five (5) Business Days prior to the Closing and (d) contact information of a representative at the transferee bank and a representative of the Company. Each Purchaser has the right, but not the obligation, upon written notice (which may be by e-mail) to the Company, to elect to deliver a micro deposit (less than $51.00) to the account identified in the written instructions no later than two (2) Business Days prior to Closing.  If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to Closing.  The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Notes.
    Section 4.11.    Subsidiary Guaranty. Each Purchaser shall have received a copy of the Subsidiary Guaranty duly executed and delivered by each Initial Subsidiary Guarantor, which shall be substantially in the form of Exhibit 4.11.
    Section 4.12.    Debt Rating. The Company shall have delivered, or caused to be delivered, to such Purchaser, (a) a Private Rating Letter issued by S&P assigning a Debt Rating of the Notes of not lower than “A-” and (b) the related Private Rating Rationale Report with respect to such Debt Rating.
    Section 4.13.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
Section 5.    Representations and Warranties of the Company.
As of the date of this Agreement, the Company represents and warrants to each Purchaser that:

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    Section 5.1.    Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Note Party has the legal power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver, as applicable, this Agreement, the Notes and the other Note Documents to which it is a party and to perform the provisions hereof and thereof.
    Section 5.2.    Authorization, Etc. This Agreement, the Notes and the other Note Documents have been duly authorized by all necessary legal action on the part of each applicable Note Party, and this Agreement and the other Note Documents constitute, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Note Party party thereto enforceable against the Company and each applicable Note Party in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
    Section 5.3.    Disclosure.
    (a)    The Company, through its agents, Citigroup Global Markets Inc. and PNC Capital Markets LLC, has delivered to each Purchaser a copy of a Confidential Private Placement Memorandum, dated April 2022 (the “Memorandum”), relating to the transactions contemplated hereby. This Agreement, the Memorandum, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to March 3, 2022 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2021, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    (b)    The foregoing representations given at the date of the Closing are subject in full to any updated supplement given by the Company and accepted by the Purchasers in accordance with Section 4.14.
    Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates.

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    (a)     Schedule 5.4 contains (except as noted therein) (i) a complete and correct Group structure chart showing the name of each Subsidiary, the jurisdiction of each Subsidiary’s organization, and the percentage of shares of each class of each Subsidiary’s capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) a complete and correct list of the Company’s Affiliates, other than Subsidiaries, and (iii) complete and correct lists of the Company’s directors and senior officers.
    (b)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.
    (c)    Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
    (d)    No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
    (e)    No Subsidiary other than the Initial Subsidiary Guarantors is a borrower or guarantor under or with respect to any Principal Credit Facility.
    Section 5.5.    Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

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    Section 5.6.    Compliance with Laws, Other Instruments, Etc.
    (a)    The execution, delivery and performance by each Note Party of, as applicable, this Agreement, the Notes and the other Note Documents to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Note Party or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which any Note Party or any Subsidiary is bound or by which any Note Party or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to any Note Party or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.
    Section 5.7.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by each Note Party of, as applicable, this Agreement, the Notes or any other Note Document to which it is a party, except for disclosure filings with the SEC under the Exchange Act.
    Section 5.8.    Litigation; Observance of Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting any Note Party or any Subsidiary or any property of any Note Party or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    (b)    No Note Party nor any Subsidiary is (i) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (ii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 5.9.    Taxes. The Company and its Subsidiaries have filed all Material income and similar tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally

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determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2017.
    Section 5.10.    Title to Property; Leases. Each Note Party and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by a Note Party or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.
    Section 5.11.    Licenses, Permits, Etc. Each Note Party and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.
    Section 5.12.    Compliance with Employee Benefit Plans. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material. Neither the Company nor any ERISA Affiliate maintains, contributes to or is obligated to maintain or contribute to, or has, at any time within the past six years, maintained, contributed to or been obligated to maintain or contribute to, any Plan or Multiemployer Plan which is subject to Title IV of ERISA.
    (b)    The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of the Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities by a Material amount, in all cases as determined in accordance with GAAP.
    (c)    The Company and its ERISA Affiliates have not incurred any obligations in connection with the termination of or withdrawal from any Non-U.S. Plan that individually or in the aggregate are Material.

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    (d)    Neither the Company nor its Subsidiaries has expected postretirement benefit obligations (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code).
    (e)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.
    (f)    All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Company and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.
    Section 5.13.    Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes, the Subsidiary Guaranty or any similar Securities for sale to, or solicited any offer to buy the Notes, the Subsidiary Guaranty or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than 40 Institutional Investors (including the Purchasers), each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has, with respect to the Notes or the Subsidiary Guaranty, engaged in any form of “general solicitation or general advertising,” as defined under Rule 502(c) of the Securities Act. The Company has provided each Purchaser an opportunity to discuss with the Company’s management the financial statements delivered pursuant to Section 5.5, as well as the Company’s business, management, financial affairs and the terms and conditions of the offering of the Notes and the issuance of the Subsidiary Guaranty. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the execution and delivery of the Subsidiary Guaranty to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities laws of the jurisdiction of incorporation of the Company.
    Section 5.14.    Use of Proceeds; Margin Regulations. (a)    The proceeds from the Notes will be used to supplement cash flow from operations to fund share repurchases, potential acquisitions, to pay down part or all of the existing debt, and for other general corporate purposes.
    (b)    No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of

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Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221) (other than the purchase and subsequent carrying of any of the Company’s Class B common stock so long as such Class B common stock is either retired or becomes Treasury Stock) or to extend credit to others for the purpose of purchasing or carrying any margin stock or to repay or refinance any Indebtedness originally incurred for any such purpose (other than the repayment or refinancing of Indebtedness originally incurred for purposes of purchasing and subsequently carrying any of the Company’s Class B common stock so long as such Class B common stock was either retired or became Treasury Stock), or to otherwise cause a violation of the margin rules of the U.S. securities laws, or for any other purpose in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.
    (c)    Not more than 25% of the value of the assets subject to any restrictions on the sale, pledge or other disposition of assets under this Agreement, any other Note Document or any other agreement to which any Purchaser or Affiliate of a Purchaser is a party is represented by margin stock and the Company does not have any present intention that more than 25% of the value of such assets will at any time be represented by margin stock.
    (d)    As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
    Section 5.15.    Existing Indebtedness. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of February 28, 2022 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof, but in all cases excluding any Indebtedness owed from one member of the Group to another member of the Group), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. No Note Party nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of such Note Party or such Subsidiary and no event or condition exists with respect to any Indebtedness of such Note Party or any Subsidiary the outstanding principal amount of which exceeds $50,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
    (b)    No Note Party nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of such Note Party or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15.
    Section 5.16.    Foreign Assets Control Regulations, Etc. (a) No Note Party nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

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    (b)    No Note Party nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
    (c)    No part of the proceeds from the sale of the Notes hereunder:
    (i)    constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by any Note Party or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;
    (ii)    will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or
    (iii)    will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
    (d)    The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
    Section 5.17.    Status under Certain Statutes. Neither the Company nor any of its Subsidiaries is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940.  Each Fund that constitutes an “investment company” is in compliance in all material respects with all requirements applicable to an “investment company” under the Investment Company Act of 1940.  Neither the Company nor any Subsidiary is subject to regulation under the ICC Termination Act of 1995 or the Federal Power Act.
    Section 5.18.    Pari Passu Status. The payment obligations of the Note Parties under this Agreement, the Notes and the Subsidiary Guaranty (as applicable) rank at least pari passu, without preference or priority, with all other unsecured and senior Indebtedness of the Note Parties.

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Section 6.    Representations of the Purchasers.
    Section 6.1.    Purchase for Investment. Each Purchaser severally represents that (i) it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds on whose behalf such Purchaser has the authority to act and make the representations contained in this Section 6 (it being understood that any such representations made by a Purchaser shall be deemed to be made by any such pension or trust fund on whose behalf such Purchaser is acting), and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control and (ii) it had and each such pension or trust fund has, or is advised by a Person who has, knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Notes and is able to bear the economic risk of holding the Notes for an indefinite period of time. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes nor does it intend to do so and, in any event, a Purchaser shall only reoffer or resell the Notes purchased by it in accordance with any available exemption from the requirements of Section 5 of the Securities Act. Each Purchaser also severally acknowledges that the Company has provided such Purchaser an opportunity to discuss with the Company’s management the financial statements delivered pursuant to Section 5.5, as well as the Company’s business, management, financial affairs and the terms and conditions of this Agreement, the Notes, the other Note Documents and the offering of the Notes.
    Section 6.2.    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
    (a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
    (b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any

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annuitant)) are not affected in any manner by the investment performance of the separate account; or
    (c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c) at least four Business Days prior to such Purchasers purchase of the Notes, no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
    (d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d) at least four (4) Business Days prior to such Purchasers purchase of the Notes; or
    (e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e) at least four (4) Business Days prior to such Purchasers purchase of the Notes; or
    (f)    the Source is a governmental plan; or
    (g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been

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identified to the Company in writing pursuant to this clause (g) at least four (4) Business Days prior to such Purchasers purchase of the Notes; or
    (h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.
    Section 6.3.    Accredited Investor. Each Purchaser severally represents that it is a Qualified Institutional Buyer as defined in Rule 144A under the Securities Act.
    Section 6.4.    Nonreliance on Treasury Stock. Each Purchaser severally represents that in good faith it is not relying upon any Treasury Stock for repayment of the Notes or any other obligation under the Note Documents.
    Section 6.5.    U.S. Purchasers. Each Purchaser and subsequent holder of a Note that, in each case, is a U.S. Person agrees that it shall on or before the date that it acquires a Note (and from time to time upon the reasonable request of the Company), deliver a duly completed and executed IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding tax.

    Section 6.6.    Non-U.S. Purchasers. Each Purchaser and subsequent holder of a Note that, in each case, is not a U.S. Person hereby represents, certifies and agrees that to the extent it is legally entitled to do so, on or before the date on which such Purchaser or subsequent holder acquires a Note (and from time to time thereafter upon the reasonable request of the Company to the extent it is then legally entitled to do so) it will deliver to the Company a certificate to the effect that:

    (a)    in the case of any such Purchaser or subsequent holder of a Note that is not treated as a partnership for U.S. federal income tax purposes and is not providing an IRS Form W-8ECI pursuant to (c)(i) below, it (i) is the sole record and beneficial owner of such Note, (ii) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) is not a “ten percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) is claiming the portfolio interest exemption and (v) is not a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code;
    (b)    in the case of any such Purchaser or subsequent holder of a Note that is treated as a partnership for U.S. federal income tax purposes and is not providing an IRS Form W-8ECI pursuant to (c)(i) below, (i) it is the sole record owner of such Note, (ii) its direct or indirect partners/members are the sole beneficial owners of such Note, (iii) each

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of its direct or indirect partners/members are claiming the portfolio interest exemption, (iv) neither the Purchaser, subsequent holder nor any of its direct or indirect partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (v) none of the Purchaser or subsequent holder’s direct or indirect partners/members is a “ten percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (vi) none of the Purchaser or subsequent holder’s direct or indirect partners/members is a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code;
    (c)    it shall, on or before the date that it acquires a Note (and from time to time as otherwise provided herein or upon the reasonable request of the Company to the extent that it is then legally entitled to do so), deliver whichever of the following is applicable:
    (i)    in the case of any such Purchaser or subsequent holder of a Note that is claiming that the income received with respect to the Notes is effectively connected with its conduct of a U.S. trade or business, a duly completed and executed IRS Form W-8ECI;
    (ii)    in the case of any such Purchaser or subsequent holder of a Note that is not treated as a partnership for U.S. federal income tax purposes and is not providing an IRS Form W-8ECI pursuant to subclause (i) above, a duly completed and executed certification of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, including any updated or replacement Form;
    (iii)    in the case of any such Purchaser or subsequent holder of a Note that is treated as a partnership for U.S. federal income tax purposes and is not providing an IRS Form W-8ECI pursuant to subclause (i) above, a duly completed and executed IRS Form W-8IMY accompanied by all applicable IRS Form(s), W-9, W-8BEN, W-8BEN-E and W-8IMY (with all applicable attachments) from each of the Purchaser’s or subsequent holder’s partners/members (as well as their partners and members, to the extent applicable); and
    (d)    if the information, representations and certifications provided by it pursuant to this Section 6.6 changes, promptly so inform the Company and provide updated certifications in compliance with this Section 6.6.
    Section 6.7.    Purchaser Tax Information. Without limitation of the foregoing, each Purchaser (and each subsequent holder of a Note), if reasonably requested by the Company, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company as will enable the Company to determine whether or not such Purchaser (or subsequent holder of a Note) is subject to backup withholding or information reporting requirements.
    Section 6.8.    Payments Made Without Deduction or Withholding. Each Purchaser (and each subsequent holder of a Note) acknowledges that any and all payments by or on account of any obligation of a Note Party under any Note Document shall be made without deduction or withholding for any taxes, except as required by applicable law.  If any applicable law requires

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the deduction or withholding of any tax from any such payment by a Note Party, then the Note Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.  All such deducted or withheld amounts shall be treated as having been paid to the Person in respect of which such deduction or withholding was made for all purposes of the Note Documents.  As soon as practicable after any payment of taxes by any such Note Party to a Governmental Authority pursuant to this Section 6.8, the applicable Note Party shall deliver to the applicable Purchaser or holder the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, and a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Purchaser.

Section 7.    Information as to Company.
    Section 7.1.    Financial and Business Information. The Company shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor:
    (a)    Quarterly Statements — within 45 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC (so long as it is subject to the filing requirements thereof) and (y) the date by which such financial statements are required to be delivered under any Principal Credit Facility or the date on which such corresponding financial statements are delivered under any Principal Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,
    (i)    a consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such quarter, and
    (ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Consolidated Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;
    (b)    Annual Statements — within 90 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC (so long as it is subject

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to the filing requirements thereof) and (y) the date by which such financial statements are required to be delivered under any Principal Credit Facility or the date on which such corresponding financial statements are delivered under any Principal Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of
    (i)    a consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such year, and
    (ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;
    (c)    SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice, proxy statement or similar document sent by the Company or any Subsidiary (x) to its creditors under any Principal Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (y) to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC;
    (d)    Notice of Default or Event of Default — promptly, and in any event within 5 days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
    (e)    Employee Benefits Matters — promptly, and in any event within 5 days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
    (i)    with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;

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    (ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;
    (iii)    any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; or
    (iv)    receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;
    (f)    Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including actual copies of the Company’s Form 10-Q and Form 10-K, if applicable) or relating to the ability of any Note Party to perform its obligations hereunder, under the Notes and under any other Note Document (as applicable) as from time to time may be reasonably requested by any such Purchaser or holder of a Note.
    Section 7.2.    Officer’s Certificate. Each set of financial statements delivered to a Purchaser or holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:
    (a)    Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of the Financial Covenants set forth herein (including any More Favorable Covenant) during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and reasonably detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Financial Covenants (including any More Favorable Covenant), and the calculation of the amount, ratio or percentage then in existence. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by

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any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;
    (b)    Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and
    (c)    Subsidiary Guarantors – setting forth a list of all Subsidiaries that are Subsidiary Guarantors and certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.7 is a Subsidiary Guarantor, in each case, as of the date of such certificate of a Senior Financial Officer.
    Section 7.3.    Visitation. The Company shall permit the representatives of each Purchaser or holder of a Note that is an Institutional Investor:
    (a)    No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, all at reasonable times but in any case no more than once per year for each Purchaser or holder of a Note; and
    (b)    Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.
    Section 7.4.    Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c), Section 7.2 and Section 9.9 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:
    (a)    such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) and Section 9.9 are delivered to each Purchaser or holder of a Note by e-mail at the e-mail address set forth in such Purchaser

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or holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;
    (b)    the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://federatedhermes.com as of the date of this Agreement;
    (c)    such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) and Section 9.9 are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each Purchaser and holder of Notes has free access; or
    (d)    the Company shall have timely filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on Syndtrack, IntraLinks or on any other similar website to which each Purchaser and each holder of Notes has free access;
provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of any of clauses (b), (c) or (d), the Company shall have given each Purchaser and each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any Purchaser or holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such Purchaser or holder.
    Section 7.5.    Limitation on Disclosure Obligations. (a) No Note Party nor any Subsidiary shall be required to disclose the following information pursuant to Section 7.1(c), 7.1(f) or 7.3:
    (i)    information that any Note Party or any Subsidiary determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 20, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or
    (ii)    information that, notwithstanding the confidentiality requirements of Section 20, any Note Party or any Subsidiary is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon any Note Party or any Subsidiary and not entered into in contemplation of this clause (a)(ii), provided that such Note Party or such Subsidiary shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant

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information and provided further that such Note Party or such Subsidiary has received a written opinion of counsel (which may be an internal counsel) confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.
    (b)    Promptly after determining that a Note Party or a Subsidiary is not permitted to disclose any information as a result of the limitations described in the foregoing paragraph (a) of this Section 7.5, the Company will notify the holders of such fact and generally describe the requested information that the Note Party or such Subsidiary is so prohibited from disclosing and the circumstances under which the Note Party or such Subsidiary is not permitted to disclose such information.
    (c)    Promptly after a request therefor from any holder of Notes that is an Institutional Investor, such Note Party will provide such holder with a copy of a written opinion of counsel (which may be addressed to such Note Party and which may be of an internal counsel) relied upon as to any requested information that such Note Party is prohibited from disclosing to such holder under circumstances described in the foregoing paragraph (a) of this Section 7.5.
    (d)    Under no circumstances shall any Note Party or any Subsidiary be required to disclose any information whatsoever under the terms of this Agreement to any Person that is a Competitor.
Section 8.    Payment and Prepayment of the Notes.
    Section 8.1.    Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.
    Section 8.2.    Optional Prepayments with Make-Whole Amount. (a) The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

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    (b)    Without limiting the foregoing, so long as no Default or Event of Default shall then exist, at any time on or after the date which is three months prior to the Maturity Date of the Notes, the Company may, at its option, upon notice as provided above, prepay all (but not less than all) of the Notes at 100% of the principal amount so prepaid, together with accrued interest to the prepayment date but without the payment of any Make-Whole Amount or any other prepayment premium or penalty of any kind.
    Section 8.3.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2(a), the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All partial prepayments made pursuant to Section 8.7 shall be applied only to the Notes of the holders who have accepted the offer of prepayment.
    Section 8.4.    Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
    Section 8.5.    Purchase of Notes. The Company will not and will not permit any Affiliate which it controls to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate which the Company controls pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. If the holders of more than 33% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate which it controls pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
    Section 8.6.    Make-Whole Amount.
The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the

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Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

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“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.
“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
    Section 8.7.    Change of Control.
    (a)    Notice of Change of Control. The Company will, no later than ten Business Days after any Responsible Officer of the Company has knowledge of the occurrence of any Change of Control give written notice of such Change of Control to each holder of Notes; provided that such notice of such Change of Control shall contain and constitute an offer by the Company to prepay Notes in accordance with paragraph (b) of this Section 8.7 and shall be accompanied by the certificate described in paragraph (e) of this Section 8.7.
    (b)    Offer to Prepay Notes. The offer to prepay Notes contemplated by paragraph (a) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date (which date shall be a Business Day) specified in such offer (the “Proposed Prepayment Date”). Such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the Business Day nearest to the 45th day after the date of such offer).
    (c)    Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Company at least ten Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 on or before the tenth Business Day preceding the Proposed Prepayment Date shall be deemed to constitute a rejection of such offer by such holder.

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    (d)    Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with accrued and unpaid interest thereon, but without the Make-Whole Amount or any other prepayment premium or penalty of any kind.
    (e)    Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; and (v) in reasonable detail, the nature and date or proposed date of the Change of Control.
    (f)    Definitions.
“Change of Control” means (i) the occurrence of or an event in which any Person or two or more Persons acting in concert (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, acquires more than 50% of the Voting Stock of the Company, but in all cases excluding (A) any ownership of the Voting Stock of the Company by the Donahue Family and (B) the impact of any transfers of the Class A Shares made among the officers, directors and employees of the Note Parties and their respective families and affiliates or (ii) any similar event regarding control of the Company that results in either an event of default or a prepayment (or offer of prepayment) requirement under the terms of any Principal Credit Facility.
“Donahue Family” means any one or any combination of:
    (i)    Rhodora J. Donahue;
    (ii)    J. Christopher Donahue;
    (iii)    Thomas R. Donahue;
    (iv)    spouses and former spouses and lineal descendants and parents of lineal descendants of any of the foregoing; and
    (v)    any trust established for the benefit of any of the foregoing.
    Section 8.8.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business

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Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
Section 9.    Affirmative Covenants.
The Company covenants that so long as any of the Notes are outstanding:
    Section 9.1.    Compliance with Laws. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 9.2.    Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated except for any non-maintenance that would not reasonably be expected to have a Material Adverse Effect.
    Section 9.3.    Maintenance of Properties; Patents and Trademarks. (a) The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    (b)    The Company shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business unless, in the good faith judgment of the Company, the failure so to maintain the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 9.4.    Payment of Taxes. The Company will, and will cause each of its Subsidiaries to, file all income and similar tax returns required to be filed in any jurisdiction,

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except where the failure to so file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company will, and will cause each of its Subsidiaries to, to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies payable by any of them, to the extent the same have become due and payable and before they have become delinquent, provided that the Company and each Subsidiary need not pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges and levies would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 9.5.    Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep its corporate existence in full force and effect. Subject to Sections 10.2 and 10.5, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into a Note Party or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.
    Section 9.6.    Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.
    Section 9.7.    Subsidiary Guarantors. (a) The Company may, at its election (but subject to (c) below), cause any Subsidiary which is not then a Subsidiary Guarantor to become a Subsidiary Guarantor upon delivery to each of the holders of the Notes the following items:
    (i)    an executed joinder agreement in respect of the Subsidiary Guaranty;
    (ii)    a certificate signed by the President, a Vice President or another authorized Responsible Officer of the Company or such Subsidiary making representations and warranties to the effect of those contained in Sections 5.1, 5.2, 5.6 and 5.7, but with respect to such Subsidiary and the Subsidiary Guaranty, as applicable;

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    (iii)    such documents and evidence with respect to such Subsidiary as reasonably necessary to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by such Subsidiary Guaranty; and
    (iv)    an opinion of counsel to the effect that such Subsidiary Guaranty has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of such Subsidiary enforceable in accordance with its terms, all as subject to any exceptions and assumptions of the type set forth in the opinions referenced in Section 4.4 and as are reasonable under the circumstances.
    (b)    Subject to (c) below, at the election of the Company or any Subsidiary Guarantor and by written notice to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under the Subsidiary Guaranty to which it is party, provided that (i) after giving effect to such release no Default or Event of Default shall have occurred and be continuing, (ii) no amount is then due and payable under such Subsidiary Guaranty, (iii) an officer of the Company shall have confirmed each of the foregoing subparts (i) and (ii) in writing and (iv) the highest consideration paid or provided (if any) to any creditor under any Principal Credit Facility for the release of such Subsidiary Guarantor from its obligations under such Principal Credit Facility is paid pro rata to each holder of Notes at substantially the same time and on substantially equivalent terms.
    (c)    The Company agrees that so long as any Subsidiary is a borrower or guarantor under or with respect to any Principal Credit Facility such Subsidiary shall at all such times be a Subsidiary Guarantor.
    Section 9.8.    Most Favored Lender. In the event the Company shall enter into, assume or otherwise be obligated under any Principal Credit Facility containing one or more Financial Covenants that are either not set forth in this Agreement or are more beneficial to the lenders under such Principal Credit Facility than the Financial Covenants set forth in this Agreement (including any necessary definitions, a “More Favorable Covenant”), this Agreement, without any further action on the part of the Company or the holders of the Notes, shall be deemed to be automatically amended to include each such More Favorable Covenant. The Company shall provide written notice of such More Favorable Covenant and its automatic inclusion into this Agreement promptly, and in any event with 10 days of such inclusion, to the holders of the Notes, setting forth a reasonably detailed description of such More Favorable Covenant (including any defined terms used therein) and related explanatory calculations, as applicable. However, if any such Principal Credit Facility is subsequently amended, modified or otherwise no longer in effect, and as a result such More Favorable Covenant is modified, excluded or terminated, then such More Favorable Covenant shall automatically be modified, excluded or terminated in the same manner in this Agreement; provided that, if a Default or an Event of Default then exists, such More Favorable Covenant so incorporated shall only be deemed automatically deleted from this Agreement at such time, if it should occur, when such Default or Event of Default no longer exists; provided further, however, that if any fee or other consideration shall be given to the lenders under such Principal Credit Facility for such amendment or deletion, the equivalent of such fee or other consideration shall be given, pro rata, to the holders of the Notes. Notwithstanding the foregoing, the covenants or defaults (and

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related definitions as used therein) contained in this Agreement as in effect on the date of this Agreement (and as amended other than by operation of this Section 9.8) shall not be loosened or relaxed by operation of the terms of this Section 9.8.
    Section 9.9.    Rating on the Notes. (a) The Company shall at all times maintain a Debt Rating for the Notes from an Acceptable Rating Agency.
    (b)    At any time that the Debt Rating maintained pursuant to clause (a) above is not a public rating, the Company will provide to each holder of a Note (x) at least annually (on or before each anniversary of the date of the Closing) and (y) promptly upon any change in such Debt Rating, an updated Private Rating Letter evidencing such Debt Rating and an updated Private Rating Rationale Report with respect to such Debt Rating. It is hereby understood and agreed that any Private Rating Rationale Report that is substantially in the form of the Private Rating Rationale Report delivered pursuant to Section 4.12 shall be deemed acceptable hereunder.
    (c)    In addition to the foregoing information, if the SVO or any other regulatory authority having jurisdiction over any holder of any Notes from time to time reasonably requires any additional information with respect to the Debt Rating of the Notes or that the Private Rating Letter or the Private Rating Rationale Report include any such additional information, the Company shall use commercially reasonable efforts to procure such information from the Acceptable Rating Agency or to have the Acceptable Rating Agency include such additional information in the Private Rating Letter or the Private Rating Rationale Report, as applicable.
Section 10.    Negative Covenants.
The Company covenants that so long as any of the Notes are outstanding:
    Section 10.1.    Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.
    Section 10.2.    Merger, Consolidation, Etc. Except as permitted under Section 10.5, the Company will not, and will not permit any Subsidiary Guarantor to, merge into or consolidate with (or sell or convey all or substantially all of its assets to) any other person unless:
    (a)    in the case of any such transaction involving the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of a Permitted Jurisdiction, and, if the Company is not such corporation or limited liability company, (i) such corporation or limited liability

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company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes, and, if such corporation or limited liability company is organized and existing under the laws of any jurisdiction other than the United States or any state thereof (including the District of Columbia), such documentation or modification to this Agreement as reasonably requested by the Required Holders to reflect such jurisdiction, (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, (iii) immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing and (iv) each Subsidiary Guarantor under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs reaffirms its obligations under such Subsidiary Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders; and
    (b)    in the case of any such transaction involving a Subsidiary Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Subsidiary Guarantor as an entirety, as the case may be, shall be (1) the Company, such Subsidiary Guarantor or another Subsidiary Guarantor; (2) a solvent corporation or limited liability company (other than the Company or another Subsidiary Guarantor) and, (A) if such Subsidiary Guarantor is not such corporation or limited liability company, such corporation or limited liability company shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Subsidiary Guaranty of such Subsidiary Guarantor and (B) if the Company, such Subsidiary Guarantor or another Subsidiary Guarantor is not such corporation or limited liability company, the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; or (3) any other Person so long as the transaction is treated as a disposition of all of the assets of such Subsidiary Guarantor for purposes of Section 10.5 and, based on such characterization, would be permitted pursuant to Section 10.5, and in all cases only so long as immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing.
No such conveyance, transfer or lease of substantially all of the assets of the Company or any Subsidiary Guarantor shall have the effect of releasing the Company or such Subsidiary Guarantor, as the case may be, or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2, from its

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liability under (x) this Agreement or the Notes (in the case of the Company) or (y) the Subsidiary Guaranty (in the case of any Subsidiary Guarantor), unless, in the case of the conveyance, transfer or lease of substantially all of the assets of a Subsidiary Guarantor, such Subsidiary Guarantor is released from its Subsidiary Guaranty in accordance with Section 9.7(b) in connection with or immediately following such conveyance, transfer or lease.
    Section 10.3.    Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.
    Section 10.4.    Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any Purchaser, any holder or any affiliate of such Purchaser or holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.
    Section 10.5.    Dispositions. The Company will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of (each a “Disposition”) all or a substantial part of its assets (defined to be in excess of 10% of Consolidated Total Assets) in any given fiscal year, except that the following Dispositions shall not be taken into account hereunder:
    (a)    (i) Dispositions of assets from one member of the Group to another member of the Group (including any person which immediately following such Disposition becomes a member of the Group) and (ii) any sale or transfer of Designated Assets by a Subsidiary of the Company to another Subsidiary of the Company followed by an immediate transfer to a Special Purpose Subsidiary, in connection with a securitization or other receivables sale transaction so long as such transaction is non-recourse to any of the Note Parties or any Special Purpose Subsidiary (except for customary recourse provisions, including recourse to the Designated Assets being sold or transferred), and the resulting Disposition of the Designated Assets made by such Special Purpose Subsidiary; provided, the value of such Designated Assets so sold or transferred, together with all other Designated Assets previously sold or transferred during the immediately preceding four fiscal quarter period then ending, does not exceed 5% of consolidated revenue of the Company and its Subsidiaries for the immediately preceding four fiscal quarter period then ending determined on a consolidated basis in accordance with GAAP;
    (b)    Dispositions of assets which are no longer necessary or required in the conduct of the Company or any Subsidiary’s business;

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    (c)    Dispositions made in the ordinary course of business;
    (d)    Dispositions of assets or businesses in return for other assets of comparable or greater value or businesses of a similar nature with comparable or greater value;
    (e)    Dispositions permitted under Section 10.2;
    (f)    Dispositions of assets acquired in an acquisition subsequent to the date of Closing if (i) such assets are outside the principal business areas to which the assets acquired, taken as a whole, relate, and (ii) such assets are sold or disposed of for cash or any other consideration which represents the fair market value thereof;
    (g)    Dispositions of cash for purposes not otherwise prohibited;
    (h)    Dispositions of Treasury Stock; and
    (i)    Dispositions for fair value to the extent that the net proceeds of such Dispositions (or an amount equal thereto) are and/or were used within 365 days before and/or after the date thereof for any one or any combination of the following (but for the avoidance of doubt recognizing that not all such proceeds must be so used):
    (i)    investment in or the purchase, acquisition, development, redevelopment or construction of assets or businesses which are to be used or useful in the business of the Company or any Subsidiary (or the payment of Indebtedness incurred in relation to the same, so long as such Indebtedness was incurred within 365 days before and/or after the date of the Disposition in question); or
    (ii)    the offer to repay outstanding unsubordinated Indebtedness of the Company or any Subsidiary (other than Indebtedness owing to the Company, any Subsidiary or any Affiliate which the Company directly or indirectly controls); provided that any such offer to repay Indebtedness shall at or about the same time include an offer, which offer shall be on the same terms and conditions as to each holder of a Note and shall remain outstanding for at least 30 days (and the requirements of this clause (i)(ii) shall be deemed satisfied if such offer is made and, to the extent accepted, consummated), from the Company to the holders of all outstanding Notes, to prepay a pro rata portion of such Notes, such pro rata portion of the Notes to be calculated by multiplying (A) the aggregate amount of such proceeds to be so used in such offer to repay unsubordinated Indebtedness (including the Notes) by (B) a fraction, the numerator of which is the aggregate principal amount of the Notes outstanding and the denominator of which is the aggregate principal amount of all unsubordinated Indebtedness of the Group outstanding (including the Notes, but excluding Indebtedness owing to the Company, any Subsidiary or any Affiliate which the Company directly or indirectly controls, and in each case calculated immediately prior to such

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repayment) and that may have received any portion of such repayment; provided further, that any prepayment of the Notes pursuant to any such offer shall in all cases be at par without any Make-Whole Amount or any other premium or penalty of any kind.
    Section 10.6.    Liens. The Company will not, and will not permit any Subsidiary to, create or incur any Lien on their property (unless the Notes are equally and ratably secured) except for:
    (a)    Liens existing at the time of the Closing and as set forth in Schedule 10.6 hereto;
    (b)    Liens for taxes, assessments or other similar charges which are not yet due and payable or that are being contested in good faith;
    (c)    Liens incidental to the normal conduct of business or the ownership of properties and assets (including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens) or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with borrowed money;
    (d)    leases, subleases, zoning restrictions, easements, rights-of-way, restrictions and other similar charges or encumbrances incidental to the ownership of property or assets or the ordinary conduct of the business of the Group, and Liens incidental to minor survey exceptions and the like, provided that the aggregate of such Liens do not materially detract from the value of such property;
    (e)    any attachment, tax, judgment, environmental statutory or similar Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;
    (f)    Liens securing Indebtedness of any member of the Group owing to another member of the Group (other than a Finance Subsidiary);
    (g)    (i) good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business; (ii) Liens granted to surety companies, or to financial institutions to secure standby letters of credit issued by such institutions to surety companies, as an inducement for such surety companies to issue or maintain existing surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business; and (iii) Liens arising or incurred in connection with the opening of brokerage accounts in the ordinary course of business;

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    (h)    Liens (i) existing on property at the time of its acquisition or construction by the Company or a Subsidiary and not created in contemplation thereof; (ii) on property created contemporaneously with its acquisition or within 365 days of the acquisition or completion or construction or improvement thereof to secure the purchase price or cost of construction or improvement thereof; or (iii) existing on property of a Person at the time such Person is consolidated with or merged into the Company or a Subsidiary and not created in contemplation thereof; provided that such Liens shall attach solely to the property acquired or constructed, and the principal amount of the Indebtedness secured by such Lien shall not exceed the lesser of the cost of acquisition/construction or the fair market value of such property (as determined in good faith by one or more officers of the Company to whom authority to enter into the subject transaction has been delegated by the board of directors);
    (i)    any cash management, currency hedging, or netting arrangement in favor of any bank or financial institution;
    (j)    (i) capital leases made under usual and customary terms in the ordinary course of business and (ii) operating leases;
    (k)    Liens on Treasury Stock; and
    (l)    other Liens, not otherwise permitted by clauses (a) through (k) above, provided that, after giving effect thereto the aggregate amount (without duplication) of (i) all amounts secured by Liens incurred pursuant to this subsection (l) plus (ii) all outstanding Indebtedness of Subsidiaries incurred pursuant to Section 10.7(i), does not exceed 15% of Consolidated Total Assets, provided further that, notwithstanding the foregoing, the Company will not, and will not permit any Subsidiary to, grant any Liens securing Indebtedness outstanding under or pursuant to any Principal Credit Facility unless and until all obligations of the Company under the Notes shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.
    Section 10.7.    Subsidiary Indebtedness. The Company will not permit any Subsidiary (other than a Subsidiary Guarantor) to create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness except:
    (a)    Indebtedness owed by any Subsidiary existing at the time of Closing and set forth on Schedule 5.15, and the extension, renewal, or replacement of such Indebtedness, but only to the extent that the principal amount shall not be increased;
    (b)    Indebtedness of a person existing at the time such person becomes a Subsidiary, and the extension, renewal, or replacement of such Indebtedness, provided that the principal amount shall not be increased;

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    (c)    Indebtedness owed by any Subsidiary to the Company or any other Subsidiary;
    (d)    Indebtedness of a Subsidiary which is secured by any Lien permitted pursuant to Section 10.6(h) and Section 10.6(i);
    (e)    Finance Subsidiary Indebtedness;
    (f)    any short-term Indebtedness under securities clearing arrangements secured by or for which marketable securities and related cash balances with customary loan-to-value ratios are available to repay such Indebtedness;
    (g)    any derivative transaction protecting against or benefiting from the fluctuations in any rate or price entered into in the ordinary course of business and not for speculative purposes;
    (h)    Indebtedness of Foreign Subsidiaries not in excess of $50,000,000 in the aggregate at any one time outstanding; and
    (i)    Indebtedness, in addition to that permitted by the foregoing subsections (a) through (h) above, provided that, after giving effect to the incurrence thereof, the aggregate amount (without duplication) of (i) all outstanding Indebtedness incurred pursuant to this subsection (i) plus (ii) all outstanding amounts secured by Liens incurred pursuant to Section 10.6(l) does not exceed 15% of Consolidated Total Assets (and for purposes of this subsection (i) any Subsidiary Guarantor which is discharged from the Subsidiary Guaranty to which it is party pursuant to Section 9.7(b) shall be deemed to have incurred all of its remaining Indebtedness on the date of such discharge).
    Section 10.8.    Maximum Leverage Ratio. The Company will not permit the Leverage Ratio as of the end of any fiscal quarter to exceed 3.00 to 1.00; provided, however, that following any Material Acquisition, and upon written request by the Company delivered to the holders of Notes no later than 30 days following the consummation of such Material Acquisition, the maximum permitted Leverage Ratio shall increase to 3.50 to 1.00 as calculated at the end of the six (6) fiscal quarters immediately following such Material Acquisition; provided, further, that there shall be no more than six (6) consecutive fiscal quarters in which the maximum permitted Leverage Ratio is 3.50 to 1.00.
    Section 10.9.    Minimum Interest Coverage Ratio. The Company will not permit the ratio of Consolidated EBITDA to consolidated interest expense for the four (4) fiscal quarters then ended of the Company and its Consolidated Subsidiaries, calculated as of the end of any fiscal quarter, to be less than 4.0 to 1.0.
Section 11.    Events of Default.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

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    (a)    the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; provided that, if such default is the result of any technical or administrative issues, the due date of any such payment shall be extended by three Business Days; or
    (b)    the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; provided that, if such default is the result of any technical or administrative issues, the due date of any such payment shall be extended by a further two Business Days; or
    (c)    the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 10.4, Section 10.8 or Section 10.9 or any More Favorable Covenant; or
    (d)    the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or any Subsidiary Guarantor default in the performance of or compliance with any term contained in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or
    (e)    (i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or
    (f)    (i) any Note Party or any Material Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest (in the payment amount of at least $100,000 or its equivalent in the relevant currency of payment) on any Indebtedness that is outstanding in an aggregate principal amount of at least $50,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) any Note Party or any Material Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $50,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists (but in all cases other than as a result of a Change of Control or the acquisition of Subsidiary that causes a default by that Subsidiary but is remedied within 60 days of such acquisition), and as a consequence of such default or condition, such Indebtedness has

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become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment;
    (g)    any Note Party or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
    (h)    a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by any Note Party or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Note Party or any Material Subsidiary, or any such petition shall be filed against any Note Party or any Material Subsidiary and such petition shall not be dismissed within 60 days; or
    (i)    any event occurs with respect to any Note Party or any Material Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or
    (j)    one or more final judgments or orders for the payment of money aggregating in excess of $50,000,000 (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, are rendered against one or more of any Note Party or any Material Subsidiary and which judgments or orders are not, within 60 days after entry thereof, bonded, discharged (whether by satisfaction of amounts owed or otherwise) or stayed pending appeal, or are not discharged (whether by satisfaction of amounts owed or otherwise) within 60 days after the expiration of such stay; or
    (k)    if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any

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such proceedings, (iii) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (iv) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (v) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (vi) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vii) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (viii) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (ix) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect. As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or
    (l)    any Subsidiary Guaranty shall cease to be in full force and effect, any Subsidiary Guarantor shall contest in writing in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty.
Section 12.    Remedies on Default, Etc.
    Section 12.1.    Acceleration. (a) If an Event of Default with respect to any Note Party described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
    (b)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
    (c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

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Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon in respect of such Notes (including interest accrued thereon in respect of the Notes at the applicable Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
    Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
    Section 12.3.    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
    Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and

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expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.
Section 13.    Registration; Exchange; Substitution of Notes.
    Section 13.1.    Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
    Section 13.2.    Transfer and Exchange of Notes; No Transfers to Competitors. (a) Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.
    (b)    Without limiting the foregoing, each Purchaser and each subsequent holder of any Note severally agrees that it will not, directly or indirectly, resell any Notes purchased by it to a Person which is a Competitor (it being understood that such Purchaser shall advise any broker or intermediary acting on its behalf that such resale to a Competitor is limited hereby). The Company shall not be required to recognize any sale or other transfer of a Note to a Competitor and no such transfer shall confer any rights hereunder upon such transferee.

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    Section 13.3.    Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
    (a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
    (b)    in the case of mutilation, upon surrender and cancellation thereof, within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
    Section 13.4.    Paying Agent. The Company may at any time, by notice to each holder of a Note, elect to engage a nationally recognized financial institution to act as its paying agent and registrar in connection with the foregoing obligations and the obligation to make payments under Section 14 (such financial institution being referred to herein as a “Paying Agent”). Such notice shall identify the Paying Agent and will include reasonably detailed information, including notice and contact information, regarding such Paying Agent’s agreement to act on behalf of the Company in relation to the foregoing obligations and the obligation to make payments under Section 14, which, for the avoidance of doubt, shall at all times remain obligations of the Company to perform or cause to be performed by the Paying Agent.
Section 14.    Payments on Notes.
    Section 14.1.    Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York, at the principal office of Citibank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
    Section 14.2.    Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company (or its Paying Agent, if applicable) will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company (or its Paying Agent, if applicable) in writing for such purpose, without the presentation or surrender of

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such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office (or to its Paying Agent, if applicable) or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company (or its Paying Agent, if applicable) in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.
    Section 14.3.    FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a U.S. Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a U.S. Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a U.S. Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.
Section 15.    Expenses, Etc.
    Section 15.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, to the extent reasonably requested by the Required Holders, local counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or

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restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).
The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note (except for any such fees originating from the bank or financial institution to which such payment was made) and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.
    Section 15.2.    Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States of America or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Subsidiary Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.
    Section 15.3.    Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement.
Section 16.    Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein shall survive the execution and delivery of the Note Documents and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranty embody the entire agreement and understanding between each Purchaser and each

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Note Party and supersede all prior agreements and understandings relating to the subject matter hereof.
Section 17.    Amendment and Waiver.
    Section 17.1.    Requirements. The Note Documents may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Note Parties party to such Note Document and the Required Holders, except that:
    (a)    no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;
    (b)    no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (iii) amend any of Sections 8 (except as set forth in Section 17.1(c)), 11(a), 11(b), 12, 17 or 20; and
    (c)    each of Sections 8.2, 8.5 and 8.7 may be amended or waived solely with respect to the timing for any offer, purchase or repayment otherwise permitted therein, with the written consent of the Company and the Required Holders.
    Section 17.2.    Solicitation of Holders of Notes.
    (a)    Solicitation. The Company will provide each Purchaser and holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser or such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof any other Note Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any other Note Documents to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers and holders of Notes.
    (b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or any holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or

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other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Note even if such Purchaser or such holder did not consent to such waiver or amendment.
    (c)    Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Subsidiary Guaranty by a Purchaser or a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such Purchaser or holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
    Section 17.3.    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser and any holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any holder of such Note.
    Section 17.4.    Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under any Note Document, or have directed the taking of any action provided herein or in any Note Document or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.
Section 18.    Notices.
Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), (c) by an internationally recognized overnight delivery service (charges prepaid) or (d) by e-mail. Any such notice must be sent:
    (i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the physical or e-mail address or telecopy number, if any, specified for such communications in the Purchaser Schedule, or at such other physical or e-mail address or telecopy number as such Purchaser or nominee shall have specified to the Company in writing,

Federated Hermes, Inc.        Note Purchase Agreement
    (ii)    if to any other holder of any Note, to such holder at such physical or email address or telecopy number as such other holder shall have specified to the Company in writing, or
    (iii)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the General Counsel and if by e-mail to george.magera@federatedhermes.com, or at such other physical or e-mail address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.
Section 19.    Reproduction of Documents.
The Note Documents and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The parties hereto agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit any Note Party or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
Section 20.    Confidential Information.
For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of any Note Party or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to the Note Documents, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by any Note Party or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other

Federated Hermes, Inc.        Note Purchase Agreement
holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.
In the event that as a condition to receiving access to information relating to a Note Party or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.
Section 21.    Substitution of Purchaser.
Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to

Federated Hermes, Inc.        Note Purchase Agreement
refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.
Section 22.    Miscellaneous.
    Section 22.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.
    Section 22.2.    Accounting Terms. (a) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided that for the purpose of determining compliance with Section 10.6 and Section 10.7, the impact of the creation of Liens or incurrence of Indebtedness in connection with the sale or transfer of Designated Assets in accordance with Section 10.5(a)(ii) shall be excluded.
    (b)    If one or more changes in GAAP after the date of this Agreement take effect, and either a Default or an anticipated Default shall occur as a result thereof:
    (i)    the parties shall agree that any such default shall be tolled and/or suspended and shall not be considered to constitute a Default or Event of Default for a period of ninety (90) days;
    (ii)    the parties shall agree in such event to negotiate in good faith to attempt to amend the relevant terms to eliminate or preempt any such default; and
    (iii)    in the event that no such amendment is agreed within the ninety (90) day period referenced above, then “GAAP” shall mean generally accepted accounting principles as in effect prior to such change.
    (c)    For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Federated Hermes, Inc.        Note Purchase Agreement
    (d)    Notwithstanding the foregoing or anything in this Agreement to the contrary, whenever determining whether a lease is a capital lease or an operating lease, such determination shall be made on the basis of GAAP as in effect on June 5, 2017.
    Section 22.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
    Section 22.4.    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
    Section 22.5.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to the Note Documents and the other certificates, opinions and documents delivered in connection herewith (excluding the Notes). Delivery of an electronic signature to, or a signed copy of, the Note Documents (other than the Notes) by facsimile, e-mail or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to

Federated Hermes, Inc.        Note Purchase Agreement
any document to be signed in connection with the Note Documents (other than the Notes) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any Purchaser shall request manually signed counterpart signatures to any Note Document, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.
    Section 22.6.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
    Section 22.7.    Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
    (b)    The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.
    (c)    The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

Federated Hermes, Inc.        Note Purchase Agreement
    (d)    Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
    (e)    The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

Federated Hermes, Inc.        Note Purchase Agreement
If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

Federated Hermes, Inc.

By: /s/ Richard A. Novak
Name: Richard A. Novak
Title: Vice President

Federated Hermes, Inc.        Note Purchase Agreement
The foregoing is hereby
agreed to as of the
date thereof.
American General Life Insurance Company
The Variable Annuity Life Insurance Company
By:    AIG Asset Management (U.S.), LLC, as Investment Adviser

By: /s/ Craig Moody
Name: Craig Moody
Title: Senior Vice President

Federated Hermes, Inc.        Note Purchase Agreement
The foregoing is hereby
agreed to as of the
date thereof.
Allianz Life Insurance Company of North America
By:     Allianz Global Investors U.S. LLC
    As the authorized signatory and investment manager

By: /s/ Lawrence Halliday
Name: Lawrence Halliday
Title: Managing Director

Federated Hermes, Inc.        Note Purchase Agreement
The foregoing is hereby
agreed to as of the
date thereof.
Ameritas Life Insurance Corp.
Ameritas Life Insurance Corp. of New York
By: Ameritas Investment Partners Inc., as Agent

By: /s/ Tina Udell
Name: Tina Udell
Title: Vice President & Managing Director

Federated Hermes, Inc.        Note Purchase Agreement
The foregoing is hereby
agreed to as of the
date thereof.
CUMIS Insurance Society, Inc.
By: MEMBERS Capital Advisors, Inc.
acting as Investment Advisor

By: /s/ Stan J. Van Aartsen
Name: Stan J. Van Aartsen
Title: Managing Director, Investments

Federated Hermes, Inc.        Note Purchase Agreement
The foregoing is hereby
agreed to as of the
date thereof.
CMFG Life Insurance Company
By:    MEMBERS Capital Advisors, Inc.
    acting as Investment Advisor

By: /s/ Stan J. Van Aartsen
Name: Stan J. Van Aartsen
Title: Managing Director, Investments

Federated Hermes, Inc.        Note Purchase Agreement
The foregoing is hereby
agreed to as of the
date thereof.
Nationwide Insurance Company
Nationwide Life and Annuity Insurance Company

By: /s/ Thomas A. Gleason
Name: Thomas A. Gleason
Title: Authorized Signatory

Federated Hermes, Inc.        Note Purchase Agreement
The foregoing is hereby
agreed to as of the
date thereof.
The Bank Of New York Mellon, A Banking Corporation Organized Under The Laws Of New York, Not In Its Individual Capacity But Solely As Trustee Under That Certain Trust Agreement Dated As Of July 1st, 2015 Between New York Life Insurance Company, As Grantor, John Hancock Life Insurance Company (U.S.A.), As Beneficiary, John Hancock Life Insurance Company Of New York, As Beneficiary, And The Bank Of New York Mellon, As Trustee

By: New York Life Insurance Company, its attorney-in-fact

By: /s/ John J. Wauters
Name: John J. Wauters
Title: Corporate Vice President

Federated Hermes, Inc.        Note Purchase Agreement
The foregoing is hereby
agreed to as of the
date thereof.
New York Life Insurance And Annuity Corporation Institutionally
Owned Life Insurance Separate Account (Boli 30c)
By: NYL Investors LLC, its Investment Manager

By: /s/ John J. Wauters
Name: John J. Wauters
Title: Director

Federated Hermes, Inc.        Note Purchase Agreement
The foregoing is hereby
agreed to as of the
date thereof.
New York Life Insurance And Annuity Corporation
By: NYL Investors LLC, its Investment Manager

By: /s/ John J. Wauters
Name: John J. Wauters
Title: Director

Federated Hermes, Inc.        Note Purchase Agreement
The foregoing is hereby
agreed to as of the
date thereof.
New York Life Insurance Company
By: NYL Investors LLC, its Investment Manager

By: /s/ John J. Wauters
Name: John J. Wauters
Title: Corporate Vice President

Federated Hermes, Inc.        Note Purchase Agreement
The foregoing is hereby
agreed to as of the
date thereof.
The Northwestern Mutual Life Insurance Company
For Its Group Annuity Separate Account

By: Northwestern Mutual Investment Management Company, LLC, its investment adviser

By: /s/ Michael H. Leske
Name: Michael H. Leske
Title: Managing Director

Federated Hermes, Inc.        Note Purchase Agreement
The foregoing is hereby
agreed to as of the
date thereof.
The Northwestern Mutual Life Insurance Company

By: Northwestern Mutual Investment Management Company, LLC, its investment adviser

By: /s/ Michael H. Leske
Name: Michael H. Leske
Title: Managing Director

Federated Hermes, Inc.        Note Purchase Agreement
The foregoing is hereby
agreed to as of the
date thereof.
American United Life Insurance Company

By: /s/ David Weisenburger
Name: David M. Weisenburger
Title: Vice President

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The foregoing is hereby
agreed to as of the
date thereof.
The State Life Insurance Company
By: American United Life Insurance Company
Its: Agent

By: /s/ David Weisenburger
Name: David M. Weisenburger
Title: Vice President

Federated Hermes, Inc.        Note Purchase Agreement
The foregoing is hereby
agreed to as of the
date thereof.
Southern Farm Bureau Life Insurance Company

By: /s/ Bradley Blakney
Name: Bradley Blakney
Title: Portfolio Manager

Defined Terms
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Acceptable Rating Agency” means any credit rating agency (other than Egan Jones) that is recognized as a “nationally recognized statistical rating organization” by the SEC, so long as any such credit rating agency continues to be a “nationally recognized statistical rating organization” recognized by the SEC and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC.
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Agreement” means this Note Purchase Agreement, including all Schedules attached to this Agreement.
“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“ASC 810” means the Financial Accounting Standards Board Accounting Standards Codification "Consolidation".
“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).
“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Pittsburgh, Pennsylvania are required or authorized to be closed.
“Change of Control” is defined in Section 8.7.

Schedule A
(to Note Purchase Agreement)

“Class A Shares” means the Class A Common Stock of the Company.
“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.
“Company” is defined in the first paragraph of this Agreement.
“Competitor” means any Person (other than any Purchaser) who is substantially engaged in the businesses of the Company or any Subsidiary as more fully described in the Memorandum; provided that:
    (a)    the provision of investment advisory services by a Person to (i) a Plan or Non-U.S. Plan which is owned or controlled by a Person which would otherwise be a Competitor, (ii) a fund or other investment vehicle or (iii) investors shall not of itself cause the Person providing such services to be deemed to be a Competitor if such Person providing those investment advisory services has established procedures which will prevent confidential information supplied to such Person by the Company or any Subsidiary from being transmitted or otherwise made available to any Person that would otherwise be deemed a Competitor hereunder; and
    (b)    in no event shall an Institutional Investor which maintains passive investments in any Person which is a Competitor be deemed a Competitor it being agreed that the normal administration of the investment and enforcement thereof shall be deemed not to cause such Institutional Investor to be a “Competitor”; and
    (c)    in no event shall an initial Purchaser or the initial investment adviser to any initial Purchaser be deemed to be a “Competitor”; and
    (d)    in no event shall an Institutional Investor which regularly maintains passive investments of the type represented by the Notes be deemed a “Competitor”.
“Confidential Information” is defined in Section 20.
“Consolidated EBITDA” as of the end of any fiscal quarter for the four (4) fiscal quarters then ended means (i) the sum of net income, depreciation, amortization, other non-cash charges, losses or expenses to net income (excluding any non-cash charges, losses or expenses which require an accrual or reserve for cash charges for any future period), interest expense and income tax expense minus (ii) non-cash credits, gains or income to net income, in each case of the Company and its Consolidated Subsidiaries for such period determined in accordance with GAAP; provided that if the Company and Consolidated Subsidiaries shall make one or more acquisitions or dispositions of the capital stock of any Person or all or substantially all of the assets of any Person during such period, Consolidated EBITDA for such period shall be adjusted on a pro forma basis to give effect to all such acquisitions or dispositions as if they had occurred at the beginning of such period. Any such pro forma adjustment made in good faith shall be binding absent demonstrable error.
“Consolidated Subsidiaries” means and include those subsidiaries or other entities whose accounts are consolidated with the accounts of the Company in accordance with GAAP provided that (i) for the purpose of calculating the financial ratios in Section 10.8 and Section 10.9, the impact of the sale or assignment of any Designated Assets in accordance with clause (a) of Section 10.5, shall be excluded and (ii) to the extent that ASC 810 or any successor or similar applicable accounting pronouncement adopted by the Company requires the consolidation of the account of any Funds with the account of the Company, the impact of ASC 810 or any successor or similar applicable accounting pronouncement adopted by the Company shall be excluded.
“Consolidated Total Assets” means the total assets of the Company determined on a consolidated basis in accordance with GAAP, but for the avoidance of doubt the value of any Treasury Stock shall not be included in such determination.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.
“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.
“Debt Rating” means a credit rating solicited by the Company with respect to the outstanding Notes from an Acceptable Rating Agency, which credit rating is communicated to the Company and disclosed to the holders of the Notes as required by Section 9.9, but that is not available for public release.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means that rate of interest per annum that is the greater of (a) 1.00% above the rate of interest stated in clause (a) of the first paragraph of the Notes or (b) 1.00% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its “base” or “prime” rate.
“Designated Assets” means the right to receive deferred sales charges, including 12b-1 and contingent deferred sales charges, and any comparable fees from a Fund relating to the sale of Fund shares or sales of other interest in or obligations of Funds and the maintenance of customer accounts, including shareholder servicing fees.
“Disclosure Documents” is defined in Section 5.3.

“Dollar,” “Dollars,” “U.S. Dollars” and the symbol $ means lawful money of the United States of America.
“Domestic Subsidiaries” means any Subsidiary of the Company that is organized or incorporated under the laws of any state or commonwealth in the United States of America.
“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.
“Egan Jones” means Egan-Jones Ratings Company.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“Exchange Act” means the Securities Exchange Act of 1934.
“Event of Default” is defined in Section 11.
“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.
“Finance Subsidiary” means a Subsidiary which (a) has been formed for the purpose of, and whose primary activities are, the issuance of debt obligations to Persons which are not members of the Group and the lending of net proceeds of such debt obligations to the Company, any Note Party and/or any other Subsidiary and activities related thereto, and (b) has no significant assets other than promissory notes evidencing such loans.
“Finance Subsidiary Indebtedness” means any Indebtedness of a Finance Subsidiary, to the extent that the net proceeds thereof are lent on to the Company or another Note Party.
“Financial Covenant” means any covenant (whether set forth as a covenant, undertaking, event of default, restriction or other such provision) that (a) requires the Company alone, or together with its Subsidiaries on a consolidated basis, to achieve or maintain a stated level of financial condition or performance based on the measurement of financial data and (b) if it were not complied with would give rise to the lender or lenders under a Principal Credit Facility having the right to either (i) demand payment of outstanding Indebtedness thereunder before its stated maturity or (ii) terminate any unused commitment to make loans thereunder prior to the stated expiration of such commitment. For the avoidance of doubt, but without limiting the foregoing sentence, the only Financial Covenants included in this Agreement as of the date of the Closing are Section 10.8 and Section 10.9.
“Foreign Subsidiaries” means the Subsidiaries of the Company that are not Domestic Subsidiaries.
“Form 10-K” is defined in Section 7.1(b).
“Form 10-Q” is defined in Section 7.1(a).
“Funds” means the mutual funds, investment conduits, separate accounts (including without limitation, separately managed accounts, institutional accounts, sub-advised funds and other managed products), liquidation portfolios, carried interest vehicles, or other entities for which any of the Note Parties or any Subsidiary of a Note Party serves as an advisor, an administrator, a distributor or a servicer. For the avoidance of doubt, any private fund in which the Private Fund GP is the general partner shall be considered a “Fund” for the purposes of this Agreement.
“GAAP” means (a) generally accepted accounting principles of the United States of America or its successor as in effect from time to time, subject to the provisions of Section 22.2 and applied on a consistent basis both as to classification of items and amounts and (b) for purposes of Sections 9.4 and 9.6, with respect to any Subsidiary, generally accepted accounting principles (including IFRS, as applicable) as in effect from time to time in the jurisdiction of organization of such Subsidiary.
“Governmental Authority” means
    (a)    the government of
    (i)    the United States of America or any state or other political subdivision thereof, or
    (ii)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
    (b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Group” means the Company and its Subsidiaries.
“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:
    (a)    to purchase such indebtedness or obligation or any property constituting security therefor;
    (b)    to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
    (c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
    (d)    otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Indebtedness” means, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of:
    (i)    borrowed money,
    (ii)    amounts raised under or liabilities in respect of any note purchase or acceptance credit facility,
    (iii)    reimbursement obligations (contingent or otherwise) under any letter of credit agreement,
    (iv)    obligations under any currency swap agreement or interest rate swap, cap, collar or floor agreement or other interest rate management device,
    (v)    any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or
    (vi)    any Guaranty of Indebtedness for borrowed money.
“INHAM Exemption” is defined in Section 6.2(e).
“Initial Subsidiary Guarantor” is defined in Section 2.2
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Leverage Ratio” means the ratio of Total Funded Indebtedness to Consolidated EBITDA.
“Lien” means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.
“Material Acquisition” means any acquisition of assets by a member of the Group in a transaction or a series of related transactions whereby the cost of such acquisition equals or exceeds $100,000,000 (or its equivalent in the relevant currency of payment).
“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, assets, properties or results of operations of the Company and its Subsidiaries taken as a whole, (b) the ability of any Note Party to perform its obligations under any Note Document, including the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty, or (c) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guaranty.
“Material Subsidiary” means any Subsidiary which accounts for more than (i) 5% of the Consolidated Total Assets of the Company and its Subsidiaries or (ii) 5% of consolidated revenue of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
“Maturity Date” is defined in the first paragraph of each Note.
“Memorandum” is defined in Section 5.3.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners.
“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.
“Note Documents” means this Agreement, the Subsidiary Guaranty, the Notes and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and “Note Document” shall mean any of the Note Documents.
“Note Parties” means the Company and the Subsidiary Guarantors.
“Notes” is defined in Section 1.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Permitted Jurisdiction” means (a) the United States of America, any State thereof or the District of Columbia, (b) Canada or any Province thereof, (c) any member of the European Union as of December 31, 2003, (d) Jersey, (e) Switzerland, (f) Australia, (g) New Zealand and (h) the United Kingdom.
“Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
“Primary Credit Facility” means that certain Fourth Amended and Restated Credit Agreement dated as of July 30, 2021, by and among the Note Parties, PNC Bank, National Association, as administrative agent, and the other financial institutions party thereto, as amended or amended and restated from time to time.
“Principal Credit Facility” means (a) the Primary Credit Facility and (b) each additional credit, loan or borrowing facility or note purchase agreement (individually a “facility”) entered into on or after the date of the Closing by any Note Party or any Subsidiary in a principal amount outstanding or available for borrowing equal to or greater than $250,000,000 (or its equivalent in any other currency), but excluding any such facility entered into solely for cash management or similar purposes in the ordinary course of business that provides a netting or cash pooling arrangement by and among any members of the Group in respect of the Indebtedness under such facility. If any such facility entered into after the date of the Closing provides for both a cash management netting arrangement as described above and other Indebtedness not subject to netting arrangements, the determination of whether such facility constitutes a Principal Credit Facility will be based solely upon the principal amount of such other Indebtedness.

“Private Fund GP” means Federated Private Fund of One Trade Finance Partnership General Partner, LLC or any successor in interest thereto.
“Private Rating Letter” means a letter issued by an Acceptable Rating Agency which (a) sets forth the Debt Rating for the Notes, (b) refers to the Private Placement Number issued by the PPN CUSIP Unit of CUSIP Global Services (in cooperation with the SVO) in respect of the Notes, and (c) shall not be subject to confidentiality provisions which would prevent it from being shared with the SVO or any other Governmental Authority having jurisdiction over any holder of any Notes.
“Private Rating Rationale Report” means, with respect to any Private Rating Letter, supporting documentation (which may be set forth directly in such Private Rating Letter) issued by the Acceptable Rating Agency in connection with such Private Rating Letter collectively setting forth an analytical review of the Company and/or the Notes and which supports the assigned Debt Rating for the Notes, in each case, on the letterhead of the Acceptable Rating Agency or its controlled website. Such report shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the report from being shared with the SVO or any other Governmental Authority having jurisdiction having jurisdiction over any holder of any Notes.
“PTE” is defined in Section 6.2(a).
“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.
“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.
“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“QPAM Exemption” is defined in Section 6.2(d).
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Required Holders” means at any time the holders of at least 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“S&P” means S&P Global Ratings, a division of S&P Global, or any successor thereto.
“SEC” means the Securities and Exchange Commission of the United States of America.
“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
“Source” is defined in Section 6.2.
“Special Purpose Subsidiary” means any corporation, business trust or other entity formed by the Company (as an indirect wholly owned subsidiary) to engage in the limited activities of (a) financing broker commissions with respect to the sale of proprietary or private label mutual funds administered or distributed by the Note Parties and (b) holding stock of other Special Purpose Subsidiaries, provided, that if the Special Purpose Subsidiary is organized under the law of a jurisdiction outside of the United States of America which requires that residents of such jurisdiction maintain a certain level of ownership interest in such Special Purpose Subsidiary, then a wholly owned Subsidiary of the Company shall own a number of outstanding shares of such Special Purpose Subsidiary that is not less than the greater of (x) 51% of the outstanding shares of such Special Purpose Subsidiary, and (y) the maximum number of outstanding shares of such Special Purpose Subsidiary permitted pursuant to the law of such jurisdiction.
“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.
“Subsidiary” of any Person at any time means (i) any corporation or trust of which fifty percent (50%) or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or any partnership of which such Person is a general partner or of which fifty percent (50%) or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries, and (ii) any corporation, trust, partnership or other entity which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries. For the purposes of this Agreement, none of (a) the

Special Purpose Subsidiaries, (b) the Funds or (c) the Private Fund GP shall be considered a “Subsidiary” of the Company or any Note Party. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Subsidiary Guarantor” is defined in Section 2.2.
“Subsidiary Guaranty” is defined in Section 2.2 and shall include any amendment, modification, supplement or joinder thereto, including the Subsidiary Guaranty Supplement.
“Substitute Purchaser” is defined in Section 21.
“SVO” means the Securities Valuation Office of the NAIC.
“Total Funded Indebtedness” means, as of any date of determination, the sum of all Indebtedness representing borrowed money, including both the current and long-term portion thereof, capitalized lease obligations, reimbursement obligations under letters of credit, and, without duplication, contingent and guaranty obligations with respect to the foregoing, in each case of the Company and its Consolidated Subsidiaries for such period determined and consolidated in accordance with GAAP.
“Treasury Stock” means (a) any Class B common stock of the Company acquired by a member of the Group pursuant to any share repurchase program, and which Class B common stock is held by the Company in treasury for employee/director share-based compensation plans, potential acquisitions and other corporate activities and (b) any other class of shares of the Company that qualify as margin stock after the date hereof and that are acquired by any member of the Group.
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States of America pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“Voting Stock” means the Class A Shares of the Company and any other Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions), it being understood and agreed that the only Voting Stock existing as of the date of this Agreement are the Class A Shares.
“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

Form of Note
Federated Hermes, Inc.
3.29% Senior Note Due March 17, 2032
No. R-[_____]    [Date]
$[_______]    PPN 314211 A*4

For Value Received, the undersigned, Federated Hermes, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on March 17, 2032 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.29% per annum from the date hereof, payable semiannually, on the 17th day of March and September in each year, commencing with the March 17 or September 17 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate (as defined in the hereinafter defined Note Purchase Agreement), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Citibank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement dated as of March 17, 2022 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving

Schedule 1
(to Note Purchase Agreement)

payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Federated Hermes, Inc.

By
    [Title]

-1- 2 -

Schedule 2.2
Initial Subsidiary Guarantors

1.Federated Administrative Services, a Delaware statutory trust.
2.Federated Administrative Services, Inc., a Pennsylvania corporation.
3.Federated Services Company, a Pennsylvania corporation.
4.Federated Shareholder Services Company, a Delaware statutory trust.
5.FII Holdings, Inc., a Delaware corporation.
6.Federated Private Asset Management, Inc., a Delaware corporation.
7.Federated MDTA Trust, a Massachusetts business trust.
8.HBSS Acquisition Co., a Delaware corporation.
9.Federated MDTA LLC, a Delaware limited liability company.
10.Federated Global Holdings LLC, a Delaware limited liability company.
11.Federated Investment Management Company, a Delaware statutory trust.
12.Federated Global Investment Management Corp., a Delaware corporation.
13.Federated Investment Counseling, a Delaware statutory trust.
14.Federated Advisory Services Company, a Delaware statutory trust.
15.Federated Equity Management Company of Pennsylvania, a Delaware statutory trust.
16.Federated Investors Management Company, a Pennsylvania corporation.

Schedule 2.2
(to Note Purchase Agreement)

Exhibit 4.11
Form of Subsidiary Guaranty

Guaranty Agreement

Dated March 17, 2022

of

Federated Administrative Services
Federated Administrative Services, Inc.
Federated Services Company
Federated Shareholder Services Company
FII Holdings, Inc.
Federated Private Asset Management, Inc.
Federated MDTA Trust
HBSS Acquisition Co.
Federated MDTA LLC
Federated Global Holdings LLC
Federated Investment Management Company
Federated Global Investment Management Corp.
Federated Investment Counseling
Federated Advisory Services Company
Federated Equity Management Company of Pennsylvania
Federated Investors Management Company

Exhibit 4.11
(to Note Purchase Agreement)

Table of Contents
Section Heading Page

Section 12. Survival of Representations and Warranties; Entire Agreement 7

Exhibit 4.11
(to Note Purchase Agreement)

Guaranty Agreement

This Guaranty Agreement, dated March 17, 2022 (this “Guaranty Agreement”), is made by each of the undersigned (each a “Guarantor” and, together with each of the other signatories hereto and any other entities from time to time parties hereto pursuant to Section 15.1 hereof, the “Guarantors”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below). The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

Preliminary Statements:

I. Federated Hermes, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the “Company”), is entering into a Note Purchase Agreement dated March 17, 2022 (as amended, modified, supplemented or restated from time to time, the “Note Purchase Agreement”) with the Persons listed on the signature pages thereto (the “Purchasers”) simultaneously with the delivery of this Guaranty Agreement. Capitalized terms used herein have the meanings specified in the Note Purchase Agreement unless otherwise defined herein.

II. The Company has authorized the issuance, pursuant to the Note Purchase Agreement, of $350,000,000 aggregate principal amount of its 3.29% Senior Notes due March 17, 2032 (the “Initial Notes”). The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Purchase Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note.”

III. It is a condition to the Note Purchase Agreement of the Purchasers to purchase the Notes that this Guaranty Agreement shall have been executed and delivered by each Guarantor and shall be in full force and effect.

IV. Each Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement. The Board of Directors, Board of Trustees and Board of Managers, as applicable, of each Guarantor has determined that the incurrence of such obligations is in the best interests of such Guarantor.

Now Therefore, in order to induce, and in consideration of, the execution and delivery of the Note Purchase Agreement and the purchase of the Notes by each of the Purchasers, each Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

Section 1. Guaranty.

Each Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Guarantors guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make‑Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post‑filing or post‑petition interest
Exhibit 4.11
(to Note Purchase Agreement)

is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Notes, the Note Purchase Agreement or any other instrument referred to therein) all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes (including, without limitation, any other Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Note Purchase Agreement. Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. Each Guarantor agrees that the Notes issued in connection with the Note Purchase Agreement may (but need not) make reference to this Guaranty Agreement.
Each Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Guarantor, by any other Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes, the Note Purchase Agreement or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes, the Note Purchase Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty Agreement.
Each Guarantor hereby acknowledges and agrees that such Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Purchase Agreement.
Notwithstanding the foregoing provisions or any other provision of this Guaranty Agreement, the Purchasers (on behalf of themselves and their successors and assigns) and each Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such Guarantor, then this Guaranty Agreement shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount. Such amendment shall not require the written consent of any Guarantor or any holder and shall be deemed to have been automatically consented to by each Guarantor and each holder. Each Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Guarantor. “Maximum Guaranteed Amount” means as of the date of determination with
Exhibit 4.11
(to Note Purchase Agreement)

respect to a Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Guarantor’s liability under this Guaranty Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.
Section 2. Obligations Absolute.
The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Purchase Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Purchase Agreement or any other instrument referred to therein (it being agreed that the obligations of each Guarantor hereunder shall apply to the Notes, the Note Purchase Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Purchase Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have. Each Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.
Section 3. Waiver.
Each Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Note Purchase Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Guarantor, including, without limitation, presentment to or
Exhibit 4.11
(to Note Purchase Agreement)

demand for payment from the Company or any Guarantor with respect to any Note, notice to the Company or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Purchase Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or in any manner lessen the obligations of such Guarantor hereunder.
Section 4. Obligations Unimpaired.
Each Guarantor authorizes the holders, without notice or demand to such Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Purchase Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Purchase Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make‑Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Purchase Agreement or any other instrument referred to therein, for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Company, any Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder. The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, such Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the holders.
If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, any Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, such Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Purchase Agreement, and such Guarantor shall forthwith pay such accelerated Guaranteed Obligations.
Section 5. Subrogation and Subordination.
Exhibit 4.11
(to Note Purchase Agreement)

(a) Each Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.
(b) Each Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to such Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations. If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by such Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty Agreement.
(c) If any amount or other payment is made to or accepted by any Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty Agreement.
(d) Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement and that its agreements set forth in this Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits.
(e) Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to Section 5(a) and 5(b), be entitled to contribution from any Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations. Any amount payable as a contribution under this Section 5(e) shall be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed. Notwithstanding the foregoing, the provisions of this Section 5(e) shall in no respect limit the obligations and liabilities of any Guarantor to the holders of the Notes hereunder or under the Notes, the Note Purchase Agreement or any other document, instrument or agreement executed in connection therewith, and each Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.
Section 6. Reinstatement of Guaranty.
Exhibit 4.11
(to Note Purchase Agreement)

This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.
Section 7. Rank of Guaranty.
Each Guarantor will ensure that its payment obligations under this Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Guarantor now or hereafter existing.
Section 8. Additional Covenants of each Guarantor.
So long as any Notes are outstanding or the Note Purchase Agreement shall remain in effect, each Guarantor agrees that, unless the Required Holders otherwise consent in writing, to comply with and perform all covenants and agreements applicable to it in the the Note Purchase Agreement.
Section 9. Representations and Warranties of Each Guarantor.
Each Guarantor represents and warrants to each holder that the representations and warranties applicable to such Guarantor in the Note Purchase Agreement shall be correct when made and as of the date hereof.
Section 10. [Reserved].
Section 11. Term of Guaranty Agreement.
This Guaranty Agreement and all guarantees, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6; provided that the Guarantors hereunder may be released in accordance with Section 9.7(b) of the Note Purchase Agreement.
Section 12. Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder. All statements contained in any certificate or other instrument delivered by or on behalf of a Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of such Guarantor under this Guaranty Agreement. Subject to the preceding sentence,
Exhibit 4.11
(to Note Purchase Agreement)

this Guaranty Agreement embodies the entire agreement and understanding between each holder and the Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof.
Section 13. Amendment and Waiver.
Section 13.1. Requirements. Except as otherwise provided in the fourth paragraph of Section 1 of this Guaranty Agreement, this Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1 or any of the provisions of Section 2, 3, 4, 5, 6, 7, 11 or 13 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of any Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Guaranty Agreement) will be effective as to any holder unless consented to by such holder in writing.
Section 13.2. Solicitation of Holders of Notes.
(a) Solicitation. Each Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. Each Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 13.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b) Payment. The Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.
Section 13.3. Binding Effect. Any amendment or waiver consented to as provided in this Section 13 applies equally to all holders and is binding upon them and upon each future holder and upon each Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between a Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder. As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time.
Section 13.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then
Exhibit 4.11
(to Note Purchase Agreement)

outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.
Section 14. Notices.
All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(a) if to any Guarantor, to Federated Hermes, Inc., Federated Hermes Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779 to the attention of the General Counsel, or such other address as such Guarantor shall have specified to the holders in writing, or
(b) if to any holder, to such holder at the addresses specified for such communications set forth in Schedule A to the Note Purchase Agreement, or such other address as such holder shall have specified to the Guarantors in writing.
Section 15. Miscellaneous.
Section 15.1. Successors and Assigns; Joinder. All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not. It is agreed and understood that any Person may become a Guarantor hereunder by executing a Guarantor Supplement substantially in the form of Exhibit A attached hereto and delivering the same to the Holders. Any such Person shall thereafter be a “Guarantor” for all purposes under this Guaranty Agreement.
Section 15.2. Severability. Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.
Section 15.3. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant. Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify,
Exhibit 4.11
(to Note Purchase Agreement)

define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.
Section 15.4. Further Assurances. Each Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.
Section 15.5. Governing Law. This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 15.6. Jurisdiction and Process; Waiver of Jury Trial. (a) Each Guarantor irrevocably submits to the non‑exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement. To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b) Each Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 15.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 14 or at such other address of which such holder shall then have been notified pursuant to Section 14. Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(c) Nothing in this Section 15.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(d) The Guarantors and the Holders hereby waive trial by jury in any action brought on or with respect to this Guaranty Agreement or other document executed in connection herewith.
Section 15.7. Reproduction of Documents; Execution. This Guaranty Agreement may be reproduced by any holder by any photographic, photo static, electronic, digital, or other
Exhibit 4.11
(to Note Purchase Agreement)

similar process and such holder may destroy any original document so reproduced. Each Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 15.7 shall not prohibit any Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction. A facsimile or electronic transmission of the signature page of a Guarantor shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.
Section 15.8. Trust Liability. By acceptance of this Guaranty Agreement, the holders are expressly put on notice of the limitation of liability as set forth in the declarations of trust of certain of the Guarantors and agree that, except as set forth in the following sentence, the obligations assumed by such Guarantors pursuant to this Guaranty Agreement be limited in any case to such Guarantors and their respective assets. The parties to this Guaranty Agreement and the holders shall not seek satisfaction of any obligation of such Guarantors under this Guaranty Agreement from any of the shareholders, trustees, officers, employees or agents of any of the Guarantors except as contemplated under the declarations of trust of certain of the Guarantors. Notwithstanding the foregoing, nothing in such declarations of trust or elsewhere shall prohibit the holders from pursuing any remedies against any outside professionals or consultants employed by the Guarantors.

[Rest of Page Left Intentionally Blank]

Exhibit 4.11
(to Note Purchase Agreement)

In Witness Whereof, each Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.
Federated Administrative Services
Federated Administrative Services, Inc.
Federated Services Company
Federated Shareholder Services Company
FII Holdings, Inc.
Federated Private Asset Management, Inc.
Federated MDTA Trust
HBSS Acquisition Co.
Federated MDTA LLC
Federated Global Holdings LLC
Federated Investors Management Company

By:
Name: Richard A. Novak
Title: Treasurer of each of the above listed Subsidiary Guarantors

Federated Investment Management Company
Federated Global Investment Management Corp.
Federated Investment Counseling
Federated Advisory Services Company
Federated Equity Management Company of Pennsylvania

By:
Name: Richard A. Novak
Title: Assistant Treasurer of each of the above listed Subsidiary Guarantors

Notice Address for such Guaranty

Federated Hermes, Inc.
Federated Hermes Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779
Attention: General Counsel

Exhibit 4.11
(to Note Purchase Agreement)

Exhibit A Guarantor Supplement
This Guarantor Supplement (the “Guarantor Supplement”), dated [__________, 20__] is made by [__________], a [____________] (the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Purchase Agreement described below:
Preliminary Statements:
I. Pursuant to the Note Purchase Agreement dated March 17, 2022 (as amended, modified, supplemented or restated from time to time, the “Note Purchase Agreement”), by and among Federated Hermes, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the “Company”), and the Persons listed on the signature pages thereto (the “Purchasers”), the Company has issued and sold $350,000,000 aggregate principal amount of its 3.29% Senior Notes due March 17, 2032 (the “Initial Notes”). The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Purchase Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note.”
II. The Company is required pursuant to the Note Purchase Agreement to cause the Additional Guarantor to deliver this Guarantor Supplement in order to cause the Additional Guarantor to become a Guarantor under the Guaranty Agreement dated March 17, 2022] executed by certain Subsidiaries of the Company (together with each entity that from time to time becomes a party thereto by executing a Guarantor Supplement pursuant to Section 15.1 thereof, collectively, the “Guarantors”) in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”).
III. The Additional Guarantor has received and will receive direct and indirect benefits from the Company’s compliance with the terms and conditions of the Note Purchase Agreement and the Notes issued thereunder.
IV. Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Purchase Agreement.
Now Therefore, in consideration of the funds advanced to the Company by the Purchasers under the Note Purchase Agreement and to enable the Company to comply with the terms of the Note Purchase Agreement, the Additional Guarantor hereby covenants, represents and warrants to the holders as follows:
The Additional Guarantor hereby becomes a Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement. Without limiting the foregoing, the Additional Guarantor hereby (a) jointly and severally with the other Guarantors under the Guaranty Agreement, guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at sated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations (as defined in Section 1 of the Guaranty Agreement) in the same manner and to the same extent as is provided
Exhibit 4.11
(to Note Purchase Agreement)

in the Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Guaranty Agreement, (d) agrees to perform and observe the covenants contained in Section 8 of the Guaranty Agreement, (e) makes the representations and warranties set forth in Section 9 of the Guaranty Agreement and (f) waives the rights, submits to jurisdiction, and waives service of process as described in Section 15.6 of the Guaranty Agreement.
Notice of acceptance of this Guarantor Supplement and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor.
The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section 14 of the Guaranty Agreement is set forth below.
[Addition provisions, including tax indemnity language to be discussed and added in the event the Additional Guarantor is not organized in the United States]
In Witness Whereof, the Additional Guarantor has caused this Guarantor Supplement to be duly executed and delivered as of the date and year first above written.
[Name of Guarantor]
By:____________________________________
Name:
Title:
Notice Address for such Guarantor
_______________________________________
_______________________________________
_______________________________________

Exhibit 4.11
(to Note Purchase Agreement)